News Release	Contacts:	Mark Jeffries	Barbara Thompson	Roger Plemens
For Immediate Release		910.892.7080	919.716.2716	828.524.7000
Dec. 23, 2019		Select Bank & Trust	First Citizens Bank	Entegra Financial Corp.

First Citizens Bank, Entegra Bank, Select Bank Announce Agreement
for Sale of Three Entegra Branches to Select Bank

DUNN, N.C.; RALEIGH, N.C.; and FRANKLIN, N.C. — First-Citizens Bank & Trust Company (First Citizens Bank), Entegra Bank and Select Bank & Trust Company (Select Bank) announced today that Select Bank has entered into an agreement to buy three Entegra Bank branches in Western North Carolina.

These branches are being divested as required under agreements with the U.S. Department of Justice, Antitrust Division, and the Federal Reserve in connection with Entegra Bank’s proposed merger into First Citizens Bank.

Select Bank, headquartered in Dunn, N.C., has agreed to buy Entegra Bank’s Highlands (473 Carolina Way, Highlands, N.C.), Sylva (498 East Main, Sylva, N.C.) and Holly Springs (30 Hyatt Road, Franklin, N.C.) branches. Select Bank was founded in 2000 and offers a broad range of retail, small business and commercial banking products and services at 18 locations in North Carolina, South Carolina and Virginia.

As part of the agreement, Select Bank will assume approximately $180 million in deposits and will purchase approximately $110 million in loans.

“Today’s agreement with Select Bank represents a step forward in the merger with Entegra. Select Bank is known for its longstanding commitment to customer service. We’ll work together to ensure a smooth transition,” said Frank Holding, chairman and chief executive officer of First Citizens Bank.

“We’re excited about extending our presence to these Western North Carolina communities and look forward to welcoming our new customers and employees to our bank in the days ahead,” said William L. “Bill” Hedgepeth II, president and chief executive officer of Select Bank.

“Select Bank shares the same values and philosophies of our two companies. We believe Select Bank will be a great fit for these customers and communities,” said Roger Plemens, president and chief executive officer of Entegra Bank.

In August 2019, Entegra Financial Corp. (Entegra) shareholders approved the previously announced proposal by First Citizens BancShares, Inc. (First Citizens) and its wholly-owned subsidiary, First Citizens Bank, to acquire (by merger) Entegra and its wholly-owned subsidiary, Entegra Bank. Entegra Bank currently operates 18 branches in Western North Carolina, Upstate South Carolina and North Georgia.

On Dec. 2, 2019, First Citizens, First Citizens Bank, Entegra and Entegra Bank entered into a letter of agreement with the Department of Justice to agree to sell the three Western North Carolina branches as part of the two companies’ proposed merger.

Completion of the proposed acquisition remains subject to the satisfaction or waiver of other closing conditions, and is expected to occur on or about Dec. 31, 2019.

Customers of Entegra Bank should bank as they normally do at their existing branches.

Once the merger of First Citizens Bank and Entegra Bank takes place, Entegra Bank branch offices will initially operate as Entegra Bank, a division of First Citizens Bank. Customer accounts at 15 Entegra Bank branch locations will be converted to First Citizens Bank’s systems and operations later in 2020.

Also, on the date of merger, First Citizens Bank will temporarily acquire the three divested branches in the merger with Entegra Bank, but the accounts ultimately will not be converted to First Citizens Bank’s systems. Select Bank will acquire and convert customer accounts at the three divested Entegra Bank locations.

About First Citizens Bank

Founded in 1898 and headquartered in Raleigh, N.C., First Citizens Bank serves customers at more than 550 branches in 19 states. First Citizens Bank is a wholly owned subsidiary of First Citizens BancShares, Inc. (Nasdaq: FCNCA), which has more than $37 billion in assets. For more information, call toll free 1.888.FC DIRECT (1.888.323.4732) or visit www.firstcitizens.com. First Citizens Bank. Forever First®.

About Entegra Bank

Entegra Financial Corp. is the holding company of Entegra Bank. Entegra's common stock trades on the Nasdaq Global Market under the ticker symbol “ENFC.” Entegra Bank operates a total of 18 branches located throughout the Western North Carolina counties of Cherokee, Haywood, Henderson, Jackson, Macon, Polk and Transylvania; the Upstate South Carolina counties of Anderson, Greenville and Spartanburg; and the North Georgia counties of Pickens and Hall. The bank also operates loan production offices in Asheville, N.C. and Clemson, S.C. For further information, visit the bank's website: www.entegrabank.com

About Select Bank & Trust

Select Bank has 18 branch offices located in Burlington, Charlotte, Clinton, Dunn, Elizabeth City, Fayetteville, Goldsboro, Greenville, Holly Springs, Leland, Lillington, Lumberton, Morehead City, Raleigh, and Wilmington, North Carolina as well as Blacksburg and Rock Hill, South Carolina, and Virginia Beach, Virginia. Select Bank is a wholly-owned subsidiary of Select Bancorp, Inc. (Select) (NASDAQ: SLCT), a North Carolina corporation and a bank holding company registered with the Board of Governors of the Federal Reserve System. For more information, visit www.SelectBank.com.

Cautionary Notes Regarding Forward-Looking Statements

Certain of the statements made in this Press Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” and “estimate,” and similar expressions, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. Forward-looking statements include statements about the benefits to Entegra or First Citizens and their bank subsidiaries of the proposed merger (the Merger), Entegra’s and First Citizens’ future financial and operating results, their respective plans, objectives and intentions, and when the Merger will be completed. Forward-looking statements also include statements about the benefits to Select Bank of the acquisition of three Entegra Bank branches (the Branch Acquisition) and when the Branch Acquisition will be completed. All forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements to differ materially from any results, performance or achievements expressed or implied by such forward-looking statements, including, among others, (1) disruption from the Merger, or recently completed mergers, and the Branch Acquisition with customer, supplier or employee relationships, (2) uncertainties as to the timing of the Merger and Branch Acquisition, (3) the risk that the proposed transactions may not be completed in a timely manner or at all, (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement related to the Merger, including under circumstances that would require a party to pay a termination fee, (5) the failure to obtain or delays in the receipt of necessary regulatory approvals that must be received before the Merger may be completed, (6) the possibility that the amount of the costs, fees, expenses and charges related to the Merger or the Branch Acquisition may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities, (7) the failure or delay of the other conditions to the consummation of the Merger to be satisfied or waived, (8) reputational risk and the reaction of the parties’ customers to the Merger and the Branch Acquisition, (9) the risk of potential litigation or regulatory action related to the Merger, (10) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (11) general competitive, economic, political and market conditions, and (12) difficulties experienced in the integration of the businesses. Additional factors which could affect the forward-looking statements can be found in reports filed with the Securities and Exchange Commission (SEC) by First Citizens, Entegra and Select and available on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, none of First Citizens, Entegra or Select undertake any obligation to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

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